Exhibit 99.1

SHELL MIDSTREAM PARTNERS, L.P. 2nd QUARTER 2020 UNAUDITED RESULTS

• The Partnership reported $141 million of net income attributable to the Partnership, $192 million of net cash provided by operating activities, $192 million of adjusted EBITDA attributable to the Partnership and $163 million of cash available for distribution.

• Second quarter distribution of $0.46 per common unit, consistent with the previous quarter.
• Asset base performed well during a volatile economic environment as lower volumes across the Partnership's systems were partially offset by the contributions from the Mattox Pipeline and Norco logistics assets acquired on April 1, 2020.

HOUSTON, July 31, 2020 – Shell Midstream Partners, L.P. (NYSE: SHLX) (the “Partnership” or “Shell Midstream Partners”) reported net income attributable to the Partnership of $141 million for the second quarter of 2020, which equated to $0.32 per diluted common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the Partnership of $192 million.

Total cash available for distribution was $163 million, approximately $7 million lower than the prior quarter. The financial results were largely driven by lower contributions from the Partnership's refined products joint ventures and lower volumes on the Zydeco and the Eastern Corridor systems. These were partially offset by contributions from our subsidiaries holding the recently acquired Mattox Pipeline and Norco logistics assets, which we acquired on April 1, 2020. Also, this quarter the Partnership began making preferred distributions on the Series A Preferred Units, which were issued to our sponsor as part of the April 1, 2020 transaction.

“I am proud of the continued resilience our assets demonstrated in this challenging market,” said Kevin Nichols, CEO, Shell Midstream Partners, GP LLC. “We relied on the strength of our position in the Gulf of Mexico, and our onshore refined products systems showed improvement as demand began to return. We have confidence in the demonstrated strength of our portfolio going forward; however, we remain cautious of continued volatility and uncertainty. As always, we are focused on delivery to our customers and to our investors while maintaining the safety and protection of our employees.”

The Board of Directors of our general partner previously declared a cash distribution of $0.46 per limited partner common unit for the second quarter of 2020. This distribution was consistent with the prior quarter, in line with previously disclosed guidance.

FINANCIAL HIGHLIGHTS

•Net income attributable to the Partnership was $141 million, compared to $138 million for the prior quarter.
•Net cash provided by operating activities was $192 million, compared to $162 million for the prior quarter.
•Cash available for distribution was $163 million, compared to $170 million for the prior quarter, as the Partnership dealt with the extraordinary supply and demand imbalances in the current quarter attributable to the continuing effects of the COVID-19 pandemic. The financial results are primarily due to lower contributions by our refined products joint ventures and lower volumes on our Zydeco and Eastern Corridor systems. These were partially offset by contributions from our subsidiaries holding the recently acquired Mattox Pipeline and Norco logistics assets, which we acquired on April 1, 2020. Also, this quarter the Partnership began making preferred distributions on the Series A Preferred Units, which were issued to our sponsor as part of the April 1, 2020 transaction.
•Total cash distribution declared to common unitholders was $161 million, resulting in a coverage ratio of 1.0x.
•Adjusted EBITDA attributable to the Partnership was $192 million, compared to $196 million for the prior quarter.
•As of June 30, 2020, the Partnership had $332 million of consolidated cash and cash equivalents on hand.
•As of June 30, 2020, the Partnership had total debt of $2.7 billion, equating to 3.5x Debt to annualized Q2 2020 Adjusted EBITDA. Current debt levels are well within our targeted range and provide flexibility to the Partnership.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See the reconciliation to their most comparable GAAP measures later in this press release.

ASSET HIGHLIGHTS

Significant Onshore Pipeline Transportation:
◦Zydeco - Mainline volumes were 533 kbpd in the current quarter, compared to 669 kbpd in the prior quarter, primarily due to reduced demand from the Louisiana refining complex.

Significant Offshore Pipeline Transportation:
◦Mars - Volumes were 501 kbpd compared to 537 kbpd in the prior quarter, due to logistical challenges related to supply and demand imbalances caused by the continuing effects of the COVID-19 pandemic, which delayed new well completions and ramp-ups. The Mars expansion discussions continue to progress with producers, and we expect to execute definitive agreements by the end of the year and be online in 2021.
◦Eastern Corridor - Volumes were 382 kbpd compared to 493 kbpd in the prior quarter, primarily due to market driven shut-ins by some producers.

2020 OUTLOOK

•Notwithstanding the continuing impacts of the global COVID-19 pandemic and lack of clarity on crude and finished products supply and demand in the near-term, the Partnership currently intends to maintain a distribution of $0.46 per common unit for the third quarter of 2020. The Partnership’s Board of Directors will monitor the business environment and make decisions regarding future distributions on a quarter by quarter basis.
•The Partnership has approximately $1.2 billion available in liquidity, which is a combination of $332 million in cash and cash equivalents and the remainder available through its credit lines.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners, L.P., headquartered in Houston, Texas, owns, operates, develops and acquires pipelines and other midstream and logistics assets. The Partnership’s assets include interests in entities that own (a) crude oil and refined products pipelines and terminals that serve as key infrastructure to transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and deliver refined products from those markets to major demand centers and (b) storage tanks and financing receivables that are secured by pipelines, storage tanks, docks, truck and rail racks and other infrastructure used to stage and transport intermediate and finished products. The Partnership’s assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

For more information on Shell Midstream Partners and the assets owned by the Partnership, please visit
www.shellmidstreampartners.com.

FORTHCOMING EVENTS
Shell Midstream Partners, L.P. will hold a webcast at 10:00am CT today to discuss the reported results and provide an update on Partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners, L.P.’s website at www.shellmidstreampartners.com by clicking on the “2020 Second Quarter Financial Results Call” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars, except per unit data)	June 30, 2020	March 31, 2020
Revenue (1)	$120	$121
Costs and expenses
Operations and maintenance	42	28
Cost of product sold	2	15
General and administrative	18	15
Depreciation, amortization and accretion	13	13
Property and other taxes	4	5
Total costs and expenses	79	76
Operating income	41	45
Income from equity method investments	109	112
Other income	11	9
Investment and other income	120	121
Interest income	7	1
Interest expense	24	25
Income before income taxes	144	142
Income tax expense	—	—
Net income	144	142
Less: Net income attributable to noncontrolling interests	3	4
Net income attributable to the Partnership	$141	$138
Preferred unitholder’s interest in net income attributable to the Partnership	12	—
General partner’s interest in net income attributable to the Partnership	$—	$55
Limited Partners’ interest in net income attributable to the Partnership’ common unitholders	$129	$83

Net income per Limited Partner Unit:
Common - Basic	$0.33	$0.36
Common - Diluted	$0.32	$0.36

Weighted average Limited Partner Units outstanding:
Common units – public -basic	123.8	123.8
Common units – SPLC -basic	269.5	109.5
Common units – public -dilutive	123.8	123.8
Common units – SPLC -dilutive	320.3	109.5
 (1) Deferred revenue recognized for the three months ended June 30, 2020 and March 31, 2020, including the impact of overshipments and expiring credits if applicable, was $1 million and zero respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	June 30, 2020	March 31, 2020
Net income	$144	$142
Add:
Allowance oil reduction to net realizable value	—	8
Depreciation, amortization and accretion	17	13
Interest income	(7)	(1)
Interest expense	24	25
Cash distribution received from equity method investments	135	135
Less:
Equity method distributions included in other income	9	9
Income from equity method investments	109	112
Adjusted EBITDA	195	201
Less:
Adjusted EBITDA attributable to noncontrolling interests	3	5
Adjusted EBITDA attributable to the Partnership	192	196
Less:
Series A Preferred Units distribution	12	—
Net interest paid by the Partnership (1)	25	24
Maintenance capex attributable to the Partnership	5	3
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	7	1
Principal and interest payments received on financing receivables	6	—
Cash available for distribution attributable to the Partnership’s common unitholders	$163	$170
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	June 30, 2020	March 31, 2020
Net cash provided by operating activities	$192	$162
Add:
Interest income	(7)	(1)
Interest expense	24	25
Return of investment	18	14
Less:
Change in deferred revenue and other unearned income	7	2
Non-cash interest expense	—	—
Allowance oil reduction to net realizable value	—	8
Change in other assets and liabilities	25	(11)
Adjusted EBITDA	195	201
Less:
Adjusted EBITDA attributable to noncontrolling interests	3	5
Adjusted EBITDA attributable to the Partnership	192	196
Less:
Series A Preferred Units distribution	12	—
Net interest paid by the Partnership (1)	25	24
Maintenance capex attributable to the Partnership	5	3
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	7	1
Principal and interest payments received on financing receivables	6	—
Cash available for distribution attributable to the Partnership’s common unitholders	$163	$170
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Distribution Information

	For the Three Months Ended
(in millions of dollars, except per-unit and ratio data)	June 30, 2020	March 31, 2020
Quarterly distribution declared per common unit	$0.4600	$0.4600

Adjusted EBITDA attributable to the Partnership (1)	$192	$196

Cash available for distribution attributable to the Partnership’s common unitholders (1)	$163	$170

Distribution declared:
Limited partner units - common	$161	$107
General partner units (3)	—	55
Total distribution declared to the Partnership’s common unitholders	$161	$162

Coverage Ratio (2)	1.0	1.0
(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.
(3) This amount represents the final distributions on the incentive distribution rights (the "IDRs") and economic general partner interest to which our general partner (or its assignee) was entitled pursuant to the Partnership Interests Restructuring Agreement that we executed with our general partner on February 27, 2020, which closed on April 1, 2020 as a part of the larger restructuring transaction. The general partner received these distributions and agreed (on its own behalf and on behalf of its assignees) to waive any distributions that it would otherwise be entitled to receive with respect to the newly-issued 160 million common units that it received in the April 1, 2020 transaction. The general partner will not be entitled to any payments with respect to the IDRs going forward, as they have been cancelled as a part of the April 1, 2020 transaction. The general partner also will not be entitled to any payments with respect to the economic general partner interest going forward, as it was converted into a non-economic general partner interest as a part of the April 1, 2020 transaction.

Capital Expenditures and Investments
	For the Three Months Ended
(in millions of dollars)	June 30, 2020	March 31, 2020
Expansion capital expenditures	$1	$—
Maintenance capital expenditures	1	7
Total capital expenditures paid	$2	$7
Contributions to investment	$—	$—

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	June 30, 2020	March 31, 2020
Cash and cash equivalents	$332	$292
Equity method investments	1,069	912
Property, plant & equipment, net	710	717
Total assets	2,416	1,988
Related party debt	2,692	2,692
Total deficit	(379)	(774)

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	June 30, 2020	March 31, 2020
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	533	669
Zydeco – Other segments	128	200
Zydeco total system	661	869
Amberjack total system	350	358
Mars total system	501	537
Bengal total system	430	442
Poseidon total system	253	279
Auger total system	58	72
Delta total system	214	281
Na Kika total system	54	59
Odyssey total system	114	153
Colonial total system	2,333	2,680
Explorer total system	443	547
Mattox total system	226	219
LOCAP total system	1,068	1,007
Other systems	417	450

Terminals (2)(3)
Lockport terminaling throughput and storage volumes	207	247

Revenue per barrel ($ per barrel)
Zydeco total system (4)	$0.48	$0.49
Amberjack total system (4)	2.39	2.36
Mars total system (4)	1.36	1.39
Bengal total system (4)	0.38	0.43
Auger total system (4)	1.51	1.46
Delta total system (4)	0.60	0.58
Na Kika total system (4)	0.85	0.97
Odyssey total system (4)	0.89	0.96
Lockport total system (5)	0.25	0.21
Mattox total system (4)	1.13	1.06
(1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels, and storage is defined as the volume of stored barrels.
(3) Refinery Gas Pipeline and our refined products terminals are not included above as they generate revenue under transportation and terminaling service agreements, respectively, that provide for guaranteed minimum revenue and /or throughput.
(4) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(5) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “budget”, “continue”, “potential”, “guidance”, “effort”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “seek”, “target”, “begin”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, the continued effects of the global COVID-19 pandemic on demand, the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, future drop downs, volumes, capital requirements, conditions or events, future operating results or the ability to generate sales, the potential exposure of the Partnership to market risks, and statements relating to the expected amount of distributions, coverage ratios and expectations regarding not accessing the capital markets for debt or equity in the near-term are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, July 31, 2020, and we disclaim any obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. More information on these risks and other potential factors that could affect the Partnership’s financial results is included in the Partnership’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Partnership’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, interest expense, interest income, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, loss from revision of asset retirement obligation, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity method investments for the applicable period, less equity method distributions included in other income and income from equity method investments. We define Adjusted EBITDA attributable to Shell Midstream Partners, L.P. as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests and Adjusted EBITDA attributable to Parent. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, L.P., less maintenance capital expenditures attributable to Shell Midstream Partners, L.P., net interest paid by the Partnership, cash reserves and income taxes paid, and Series A Preferred Units distribution, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners, L.P., reimbursements from Parent included in partners’ capital, principal and interest payments received on financing receivables, and certain one-time payments received. Cash available for distribution will not reflect changes in working capital balances. We define maintenance capital expenditures as cash expenditures, including expenditures for (a) the acquisition (through an asset acquisition, merger, stock acquisition, equity acquisition or other form of investment) by the Partnership or any of its subsidiaries of existing assets or assets under construction, (b) the construction or development of new capital assets by the Partnership or any of its subsidiaries, (c) the replacement, improvement or expansion of existing capital assets by the Partnership or any of its subsidiaries or (d) a capital contribution by the Partnership or any of its subsidiaries to a person that is not a subsidiary in which the Partnership or any of its subsidiaries has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund the Partnership or such subsidiary’s share of the cost of the acquisition, construction or development of new, or the replacement, improvement or expansion of existing, capital assets by such person), in each case if and to the extent such acquisition, construction, development, replacement, improvement or expansion is made to maintain, over the long-term, the operating capacity or operating income of the Partnership and its subsidiaries, in the case of clauses (a), (b) and (c), or such person, in the case of clause (d), as the operating capacity or operating income of the Partnership and its subsidiaries or such person, as the case may be, existed immediately prior to such acquisition, construction, development, replacement, improvement, expansion or capital contribution. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.

July 31, 2020

The information in this Report reflects the unaudited condensed consolidated financial position and results of Shell Midstream Partners, L.P.

Inquiries:
Shell Media Relations
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Shell Investor Relations
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